UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2016 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	2472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8−K/A is being filed by athenahealth, Inc. to amend and supplement its Current Report on Form 8−K (the “Initial Report”), dated April 29, 2016 and filed on May 5, 2016. Due to a technical issue at the time of filing with the Securities and Exchange Commission, the Initial Report did not include any content.

Item 1.02	Termination of a Material Definitive Agreement.

On April 29, 2016, athenahealth, Inc. (the “Company”) and Dell Marketing L.P. (“Dell”) entered into a Confidential Settlement and Transition Agreement with Releases (the “Transition Agreement”) terminating as of May 31, 2016 (the “Termination Date”) the Amended and Restated Master Agreement between Dell and the Company effective February 1, 2013 (the “MSA”) and the statements of work entered into pursuant to the MSA (the “SOWs” and, collectively with the MSA, the “Contract”). Pursuant to the Contract, Dell provided the Company with certain payer and processing services.

Between April 29, 2016, and the Termination Date, upon the Company’s request, Dell will continue to complete certain services for the Company as specified in the SOWs. After the Termination Date, upon the Company’s request, Dell will provide to the Company transition assistance services subject to certain fees, terms and conditions of the MSA. The Transition Agreement contains mutual releases by the Company and Dell relating to matters under the Contract.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
May 5, 2016	/s/ DAN HALEY
Dan Haley
Senior Vice President, General Counsel and Secretary